Exhibit 99.1

Presidio Property Trust Provides Update on Model Home Activity for the First Quarter of 2023

San Diego, CA – April 19, 2023 – (NASDAQ: SQFT; SQFTP) Presidio Property Trust, Inc. (“Presidio” or the “Company”), an internally managed, diversified real estate investment trust (“REIT”) announced that in the first quarter of 2023, through subsidiary and affiliate entities, it acquired 9 newly constructed single-family model home properties located throughout Arizona, Florida, Illinois, Texas, and Wisconsin. These homes are then leased back to the homebuilders on a triple-net basis.

The Company also announced model home sales activity for the quarter ended March 31, 2023. During the first quarter 2023, we sold 3 model homes for approximately $1.6 million, recording a gain on sales of approximately $393,000. When purchased these model homes were newly constructed single-family homes that were leased back to the homebuilders on a triple-net basis. The 3 model homes were held for an average of 3.6 years, with an average purchase price of approximately $380,000 per home. The average sales price for the model homes sold in the first quarter of 2023 was approximately $540,000 per home.

“We continue to see strong performance from our model home resales. This is the result of purchasing models in markets we feel have excellent upside potential and acquiring those properties at the right price,” said Steve Hightower, President of the Model Home Division.

“We are pleased with our model home sales during the quarter and with the second consecutive quarterly growth in our model home inventory,” said Jack Heilbron, President and Chief Executive Officer. “We will continue to invest in our homebuilder relationships and expand our opportunities during 2023.”

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located primarily in Texas and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. Presidio is also the sponsor of the Special Purpose Acquisition Company (SPAC) Murphy Canyon Acquisition Corp. (NASDAQ: MURF), which currently holds approximately $24 million in trust. Murphy Canyon Acquisition Corp. is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses. On November 8, 2022, Murphy entered into a definitive business combination agreement with Conduit Pharmaceuticals Limited, a pharmaceutical company led by highly experienced pharma executives established to fund the development of successful deprioritized clinical assets licensed from large pharmaceutical companies through its exclusive relationships. The closing of the business combination transaction is subject to numerous terms and conditions. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes please refer to the Company’s filings with the SEC, including those under “Risk Factors” therein, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.

Lowell Hartkorn, Investor Relations

LHartkorn@presidiopt.com

Telephone: (760) 471-8536 x1244